Exhibit 23.5

Assentsure PAC UEN – 201816648N 180B Bencoolen Street 03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 2, 2024, relating to the consolidated financial statements of MicroCloud Hologram Inc., appearing in its Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Assentsure PAC

Assentsure PAC

Singapore

May 28, 2024